Exhibit 10.1

[PRINCIPAL EXECUTIVE OFFICER FORM]

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) made and entered into this      day of                     , 2008, by and between eLandia International Inc., a Delaware corporation (together with its subsidiaries, the “Company”), and                      (the “Indemnitee”).

RECITALS:

A. Indemnitee currently serves as a director or principal executive officer of the Company.

B. It is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available.

C. The substantial increase in corporate litigation subjects directors and officers of corporations and others to expensive litigation risks at the same time that the availability of competent and qualified directors, officers, employees, consultants, advisers and agents has been greatly reduced, and the coverage offered by directors’ and officers’ liability insurance has been severely limited.

D. The Certificate of Incorporation and Bylaws of the Company permit the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Delaware law, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the Company’s Certificate of Incorporation and Bylaws.

E. In recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance on the aforesaid Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Board of Directors of the Company or acquisition transaction relating to the Company), and (iii) an inducement to provide effective services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

F. As a condition to the Indemnitee’s agreement to continue to serve as a director and/or officer of the Company, the Indemnitee requires that the Indemnitee be indemnified from liability to the fullest extent permitted by law.

G. The Company is willing to indemnify the Indemnitee to the fullest extent permitted by law in order to retain the services of the Indemnitee.

H. Indemnitee is relying upon the rights afforded under this Agreement in continuing Indemnitee’s position as a director and executive officer of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions.

1.1 “Agreement” has the meaning set forth in the preface above.

1.2 “Another Enterprise” has the meaning set forth in § 3.1.

1.3 “Board” means the Board of Directors of the Company.

1.4 “Company” has the meaning set forth in the preface above.

1.5 “Determination” has the meaning set forth in § 4.1.

1.6 “Disinterested Director” has the meaning set forth in § 4.1.

1.7 “Employment Agreement” means the agreement between the Company and the Indemnitee in which the Indemnitee’s terms of employment are set forth, as applicable.

1.8 “Expense Advance” has the meaning set forth in § 9.

1.9 “Expenses” means any reasonable expense, including attorneys’ fees, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

1.10 “Indemnifiable Event” means any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.

1.11 “Indemnitee” has the meaning set forth in the preface above.

1.12 “Losses” means all Expenses, judgments, penalties, fines and amounts paid in settlement in connection with a Proceeding.

1.13 “Proceeding” means any threatened, pending or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other.

Section 2. Services of Indemnitee.

In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to his initial employment as an executive officer of the Company. For avoidance of doubt, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company and the Company’s obligations and Indemnitee’s rights under this Agreement are not conditioned on Indemnitee continuing his service to the Company for any minimum or fixed period of time.

Section 3. Agreement to Indemnify.

3.1 Subject to Section 4 hereof, the Company shall indemnify and hold harmless the Indemnitee from and against any and all Losses incurred or paid by the Indemnitee in connection with the investigation, defense, prosecution, settlement or appeal of any Proceeding (other than an action by or in the right of the Company) and to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an officer, director, stockholder, employee, consultant, adviser, fiduciary or agent of the Company, or is or was serving at the request of the Company as an officer, director, partner, trustee, employee, adviser, fiduciary, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise (collectively, “Another Enterprise”), or by reason of anything done or not done by the Indemnitee in any such capacity or capacities; provided, however, that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

3.2 Subject to Section 4 hereof, the Company shall indemnify and hold harmless the Indemnitee from and against any and all Losses, actually and reasonably incurred or paid by the Indemnitee in connection with the investigation, defense, prosecution, settlement or appeal of any Proceeding by or in the right of the Company to procure a judgment in its favor, and to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an officer, director, stockholder, employee, consultant, adviser, fiduciary, or agent of the Company, or is or was serving at the request of the Company as an officer, director, partner, trustee, employee, adviser, fiduciary, or agent of Another Enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that (i) the Indemnitee acted in good faith and in a manner the

Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and (ii) no indemnification shall be made under this Section 3.2 in respect of any Proceeding, claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company or Another Enterprise unless, and only to the extent that, the court in which such Proceeding was brought (or any other court of competent jurisdiction (including the Delaware Court of Chancery)) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Losses which such court shall deem proper.

3.3 Subject to Section 4 hereof, the Company shall indemnify the Indemnitee against Expenses incurred or paid by the Indemnitee as a result of providing testimony in any Proceeding (including but not limited to any action or suit by or in the right of the Company to procure judgment in its favor), by reason of the fact that the Indemnitee is or was an officer, director, stockholder, employee, consultant, adviser, fiduciary, or agent of the Company, or is or was serving at the request of the Company as an officer, director, partner, trustee, employee, adviser, fiduciary, or agent of Another Enterprise.

3.4 Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless first authorized by the Board; provided, however, that this provision shall not apply to any counterclaim, crossclaim, or third party action initiated by the Indemnitee in connection with and reasonably related to a Proceeding not first initiated by the Indemnitee.

Section 4. Authorization of Indemnification.

4.1 Any indemnification under Sections 3.1, 3.2 and 3.3 hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (the “Determination”) that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable requirements set forth in Section 3.1, 3.2 and 3.3 hereof, as the case may be. Subject to Sections 6.6 and 8 of this Agreement, the Determination and the evaluation and finding as to the reasonableness of expenses incurred by the Indemnitee shall be made in the following order of priority:

(i) first, by the Board by majority vote of the directors who are not named parties to such action, suit or proceeding (the “Disinterested Directors”) (even if less than a quorum); or

(ii) next, by majority vote of a committee consisting solely of two or more Disinterested Directors duly designated, for purposes of making a Determination, by a majority vote of such Disinterested Directors; or

(iii) next, if there are no Disinterested Directors or a majority vote of the Disinterested Directors so directs, by any independent legal counsel (who may be any outside counsel regularly employed by the Company), selected by a majority vote of the Disinterested Directors (if any) or the Board (if there are no Disinterested Directors), in a written opinion by such counsel, which opinion will be addressed to the Company and delivered to both the Company and the Indemnitee; or

(iv) finally, if such legal counsel determination cannot be obtained, by vote of the stockholders.

If the Determination is made by independent legal counsel, the decision as to the reasonableness of expenses shall also be made by independent legal counsel. The finding required by this Section 4.1 may be made in advance of the payment (or incurring) of the expenses for which indemnification or reimbursement is sought.

4.2 The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

4.3 The Indemnitee’s conduct with respect to an employee benefit plan for a purpose the Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Indemnitee reasonably believed to be not opposed to the best interests of the Company.

4.4 For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the Indemnitee’s conduct was unlawful, if the Indemnitee’s action is based on (i) the records or books of account of the Company or Another Enterprise, including financial statements, provided that the Indemnitee has no reasonable basis to doubt the authenticity or reliability of such records or books of account for purposes of such action; (ii) information supplied to the Indemnitee by the officers or agents of the Company or Another Enterprise in the course of their duties, and whom the Indemnitee reasonably believes to be reliable and competent in the matters presented; (iii) the advice of legal counsel for the Company or Another Enterprise; or (iv) information or records given or reports made to the Company or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The provisions of this Section 4.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in Sections 3.1, 3.2 or 3.3 hereof, as the case may be.

4.5 Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Sections 3.1 or 3.2 hereof, or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against Losses in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 4.5, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Indemnitee without any express finding of liability or guilt against the Indemnitee, (ii) the expiration of 180 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any action, suit or proceeding under Sections 3.1 or 3.2 hereof pursuant to which the Indemnitee pays less than 30% of the amounts claimed in the action, suit or proceeding.

Section 5. Exceptions to Indemnification.

5.1 No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which it has been adjudicated finally by a court of competent jurisdiction that, in connection with the claim for indemnification, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

5.2 No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws.

5.3 No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee:

(i) for any breach of Indemnitee’s duty of loyalty to the Company or its stockholders; or

(ii) for acts by Indemnitee in violation of, or breach by Indemnitee of, Indemnitee’s employment agreement with any of the Indemnitee’s prior employers.

Section 6. Indemnification Process and Appeal.

6.1 Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless a Determination has been made that Indemnitee is not entitled to indemnification as provided in Section 4.1.

6.2 Regardless of any action by the Board or the Company, if Indemnitee has not received full indemnification of Losses within twenty days after making a written demand, Indemnitee shall have the right to enforce its rights under this Agreement by commencing litigation in any court in the State of Florida or the State of Delaware having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any Determination by the Board or any aspect thereof. The remedy provided for in this Section 6 shall be in addition to any other remedies available to Indemnitee at law or in equity.

6.3 It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any Determination by the Board or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or Determination shall be on the Company.

6.4 The Company agrees to reimburse Indemnitee in full for any and all Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 6.2 above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

6.5 The Company shall afford to the Indemnitee and the Indemnitee’s representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Company shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Company proxy statement relating to a stockholder Determination provided that the inclusion of such information does not violate applicable laws in the reasonable determination of the Company’s counsel.

6.6 If a Determination is made by the Board or a committee thereof that the Indemnitee did not meet the standard of conduct set forth in Section 3.1, 3.2 or 3.3 hereof, upon the written request of the Indemnitee, the Company shall cause a new Determination to be made by the Company’s stockholders at the next regular or special meeting of stockholders.

Section 7. Partial Indemnification.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8. Court-Ordered Indemnification.

8.1 Regardless of whether the Indemnitee has met the standards of conduct set forth in Sections 3.1, 3.2 or 3.3 hereof, as the case may be, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Indemnitee may apply for indemnification or advancement of expenses or both to the court conducting any Proceeding to which the Indemnitee is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification (and/or advancement) if it determines the Indemnitee is fairly and reasonably entitled to indemnification (and/or advancement) in view of all the relevant circumstances (including this Agreement).

8.2 The right to indemnification and advances as provided by this Agreement shall be enforceable by the Indemnitee in an action in any court of competent jurisdiction. In such an action, the burden of proving that indemnification is not required hereunder shall be on the Company. The Indemnitee’s expenses reasonably incurred in connection with establishing the Indemnitee’s right to indemnification, in whole or in part, in connection with any Proceeding shall also be indemnified by the Company.

Section 9. Expense Advances.

Notwithstanding Section 4.1, the outcome of any Determination, or the absence of any Determination, if so requested by Indemnitee, the Company shall advance (within twenty calendar days of such request) any and all Expenses to Indemnitee (an “Expense Advance”); provided that such an Expense Advance shall be made only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay the amount thereof if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company as contemplated by Section 145(e) of Delaware General Corporation Law as in effect on the date hereof or as may be amended from time to time. If Indemnitee has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 6, any Determination made under Section 4.1 that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

Section 10. Effect of Certain Resolutions.

Neither the failure of the Company to award indemnification or to make a Determination that indemnification is payable nor an actual Determination that Indemnitee is not entitled to indemnification shall be a defense to any action commenced by Indemnitee under or with respect to this Agreement, or create an adverse presumption that Indemnitee is not entitled to indemnification under this Agreement or that Indemnitee has not met the applicable standard of conduct under the Company’s Certificate of Incorporation or Bylaws or applicable law. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful; provided, however, that the foregoing shall not apply to Section 3.2 of this Agreement if any such judgment, order, conviction or plea involves Indemnitee being adjudged liable to the Company.

Section 11. Representations and Warranties of the Company.

The Company hereby represents and warrants to Indemnitee as follows:

11.1 The Company has all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

11.2 This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

Section 12. Notification and Defense of Claim.

Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company hereunder, notify the Company of such commencement; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee. With respect to any such Proceeding:

12.1 The Company will be entitled to participate in the Proceeding at its own expense.

12.2 Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party will be entitled to assume the defense of the Proceeding, with counsel satisfactory to Indemnitee. No delay on the part of the Company in assuming the defense of the Proceeding shall prohibit the Company from so assuming the defense unless and solely to the extent that the Indemnitee is prejudiced thereby. After notice from the Company to Indemnitee of its election so to assume the defense of the Proceeding, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action or shall not be reasonably conducting the defense of such action, in each of which Proceedings the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in Section 12.2(ii).

12.3 The Company shall not be liable to indemnify Indemnitee hereunder for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold, delay or condition their consent to any proposed settlement.

Section 13. Contract Rights Not Exclusive.

The rights to indemnification and Expense Advances provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s Bylaws or Certificate of Incorporation, or any other agreement, vote of stockholders or Indemnitees, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a Indemnitee of the Company.

Section 14. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though the Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

Section 15. Subrogation.

In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents necessary to effectively enable the Company to bring suit to enforce such rights.

Section 16. Change in Law.

To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification than is provided under the terms of the Bylaws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.

Section 17. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

Section 18. Modifications and Waiver.

Except as provided in Section 16 above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

Section 19. General Notices.

All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

(i)	If to Indemnitee, to:

(ii)	If to the Company, to:

eLandia International Inc.
1500 Cordova Road
Suite 312
Fort Lauderdale, FL 33316

or to such other address as may have been furnished in the same manner by any party to the others.

Section 20. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.

Section 21. Conflicts.

This Agreement is to be deemed consistent wherever possible with relevant provisions of the Company’s Bylaws and Certificate of Incorporation; however, in the event of a conflict between this Agreement and such provisions, the provisions that provide Indemnitee with the more favorable protection shall control.

Section 22. Execution in Counterparts.

This Agreement may be executed in counterparts. All counterparts shall collectively constitute a single agreement.

[Signature Page Follows]

The parties hereto have executed this Indemnification Agreement as of the day and year first above written.

ELANDIA INTERNATIONAL INC., a Delaware corporation

By:
Name:
Title:

INDEMNITEE

Name: